EXHIBIT 10.11

CONSULTING AGREEMENT

This Consulting Agreement (“Agreement”) is entered into by and between Blue Water Global Group, Inc. (“Blue Water”), a Nevada corporation, and Stream Flow Media, Inc. (“Stream Flow”), a Colorado corporation; (collectively, “Parties”).

WITNESSETH:

WHEREAS, Blue Water is a publicly traded corporation with an exclusive agreement with Taurus Financial Partners, LLC, a Florida limited liability company (“Taurus”), to engage in Registered Spin-Off (“Spin-Off”) transactions with private companies seeking a public listing on the Over-The-Counter Bulletin Board (“OTCBB”);

WHEREAS, Stream Flow wishes to obtain a public listing on the OTCBB stock exchange (“Going Public”) through a Spin-Off transaction;

WHEREAS, Stream Flow wishes to retain Blue Water to facilitate a Going Public Spin-Off transaction;

WHEREAS, Blue Water agrees to be retained by Stream Flow to undertake a Going Public Spin-Off transaction with Stream Flow hereinafter defined; and

NOW, THEREFORE, in consideration of the foregoing and of the mutual terms and covenants hereinafter expressed, Stream Flow and Blue Water do mutually agree as follows:

1.

Engagement. Stream Flow hereby engages Blue Water to perform the Services, hereinafter defined, and Blue Water hereby accepts such limited appointment on the terms and covenants set forth herein and agrees to use its best efforts in providing said Services.

2.

Independent Contractor. Blue Water shall be, and in all respects be deemed to be, an independent contractor in the performance of its duties hereunder, any law of any jurisdiction to the contrary notwithstanding.

A.

Blue Water shall not, by reason of this Agreement or the performance of the Services, be or be deemed to be, an employee, agent, partner, or controlling person of Stream Flow, and Blue Water shall have no power to negotiate and/or enter into any agreement or binding commitment on behalf of Stream Flow;

B.

Blue Water shall not have or be deemed to have, fiduciary obligations or duties to Stream Flow and shall be free to pursue, conduct, and carry on for its own account, or for the account of others, such activities, employment, ventures, businesses, and other pursuits as Blue Water, in its sole discretion, may elect; and

C.

Notwithstanding the above, no activity, employment, venture, business, or other pursuit of either Party during the term of this Agreement shall conflict with either Party’s obligations under this Agreement or be adverse to either Party’s interests during the term of this Agreement.

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3.

Services. Blue Water, through its Taurus affiliate, agrees to provide the following services which it deems reasonably necessary to be in compliance with its obligations under this Agreement (collectively, “Services”):

A.

Pre-Public Planning. Blue Water agrees to conduct a thorough due diligence and review of Stream Flow’s business plan and future goals to create a comprehensive Going Public plan;

B.

Filing Form D.  If necessary, Blue Water will prepare and file an appropriate Form D disclosure statement with the SEC;

C.

SEC Registration. Blue Water agrees to prepare and file the appropriate registration statement with the Securities and Exchange Commission (“SEC”) to create a sufficient number of unrestricted shares of Stream Flow’s common stock as determined in Section 3(A) herein and causing Stream Flow to become a fully reporting public company.  Blue Water agrees to address any and all SEC comments through amended filings until the registration statement is declared “effective” by the SEC.  Blue Water further agrees to prepare and file any and all regulatory filings required to maintain Stream Flow’s compliance with any and all applicable securities rules and regulations during the term of this Agreement;

D.

FINRA 15c2-11 Filing.  Blue Water agrees to work with a Financial Industry Regulatory Authority (FINRA) market maker of its choice to file a comprehensive Form 15c2-11, plus any amendments, enabling Stream Flow to obtain a listing on the OTCBB.  Blue Water agrees to work with the selected FINRA market maker to address any and all FINRA comments until the 15c2-11 is approved and an OTCBB trading symbol is issued to Stream Flow;

E.

DTC Eligibility.  Blue Water agrees to assist Stream Flow in obtaining DTC Eligibility for its shares after a trading symbol is assigned, provided Stream Flow meets the minimum requirements at the time of application in relation to revenues, assets, share price, and/or number of shareholders;

F.

Spin-Off Dividend.  Blue Water agrees to register with the SEC and undertake a special one-time dividend to its then shareholders of a portion of the shares of Stream Flow common stock it is receiving as compensation hereunder;

G.

Non-Exclusivity. Blue Water acknowledges that it is not being granted exclusive rights to provide the Services described herein and Stream Flow is free to seek alternative service providers during the Term of this Agreement;

H.

Availability. Blue Water agrees to make itself available to the officers, directors, employees, and agents, including legal counsel, certified public accountants, and investment bankers, of Stream Flow at such mutually agreed upon place, or via the telephone, during normal business hours for reasonable periods of time, subject to reasonable advance notice and mutually convenient scheduling, for the purpose of performing the Services in this Agreement; and

I.

Best Efforts Basis. Blue Water shall devote such time and effort as it deems commercially reasonable under the circumstances to the affairs of Stream Flow as is reasonable and adequate to render the Services outlined in this Agreement. Blue Water is not responsible for the performance of any Services which are to be rendered hereunder unless Stream Flow (inclusive of legal counsel, certified public accountants, and investment bankers) provides any necessary

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information in writing prior thereto, nor shall Blue Water include any Services that constitute the rendering of any legal and/or professional opinions or the performance of work that is within the ordinary purview of professional legal counsel, certified public accountants, and/or investment bankers. Blue Water does not guarantee or warranty any results from or on behalf of the Services it provides to Stream Flow.

Blue Water is not acting in any capacity other than as a service provider working on a best efforts basis.  Stream Flow acknowledges and hereby agrees that Blue Water makes no representations , covenants, or warranties of any sort as to whether or not Blue Water will be able to successfully complete any of the Services.  Stream Flow hereby agrees that Blue Water shall not be held liable for any reason whatsoever for acting in the capacity of provider of the Services.

4.

Expenses. Blue Water is responsible for all expenses relating to the performance of this Agreement, including the expense of Stream Flow (i) retaining an acceptable Public Company Accounting Oversight Board (PCAOB) audit and any follow-up and ongoing accounting work required to comply with applicable securities rules and regulations (for the initial filing and ongoing filing requirements), (ii) securing and maintaining a suitable third-party transfer agent, and (iii) any expenses related to Blue Sky compliance issues, if any; and

5.

Fees. Stream Flow agrees to issue Blue Water twenty-million (20,000,000) shares of its Common Stock upon the execution of this Agreement.  These shares shall be valued at two-hundred thousand (US$200,000) dollars, or one-cent (US$0.01) per share, and shall be non-refundable.

In the event Stream Flow dilutes Blue Water’s holdings to less than twenty (20%) percent of Stream Flow’s issued and outstanding shares on a fully-diluted basis during or within twelve (12) months of termination of this Agreement, as defined in Paragraph 7 of this Agreement, then Blue Water shall be entitled to receive additional shares of Stream Flow’s Common Stock to aggregate a minimum of twenty (20%) percent of Stream Flow’s then issued and outstanding shares on a fully-diluted basis.  All shares issued to Blue Water hereunder shall be unrestricted and freely tradable shares or shall carry registration rights to be registered for resale by Stream Flow within six (6) months of issuance.

6.

Stream Flow Acknowledgments. Stream Flow hereby acknowledges and agrees that:

A.

Information Provided. In order to comply with all applicable securities rules and regulations Stream Flow, and its partners, shareholders, directors, officers, employees, affiliates, and agents, shall promptly provide Blue Water with full, fair, and prompt disclosure of all of their business affairs.  Stream Flow hereby represents that all said information shall be entirely truthful and accurate and shall not contain any omission, material or otherwise, and Blue Water agrees that said information shall be considered confidential in nature and remain as such until publicly disclosed by Stream Flow, if ever;

B.

Not a Broker-Dealer.  Blue Water, its partners, shareholders, directors, officers, employees, affiliates, and agents are not registered broker-dealers and will not under any circumstance entertain or be engaged in any underwriting, securities, financing, or other similar transactions on behalf of Stream Flow;

C.

Additional Agreements.  Stream Flow agrees to enter into such additional agreements, execute such additional documents and/or forms, and provide such additional certifications and

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documentation as may be required by Blue Water to perform the Services, as determined by Stream Flow to be deemed commercially reasonable ;

D.

Shareholders.  Stream Flow agrees that Blue Water is not responsible for obtaining or qualifying any current or prospective Stream Flow shareholders.  Blue Water will undertake a special one-time dividend of Stream Flow’s common stock as detailed in Section 3(F) hereinabove, but cannot predict, guarantee, or warrant how many shareholders will ultimately receive shares of Stream Flow’s common stock via this special one-time dividend;

E.

Blue Water’s Limited Duties. Without limiting the generality of the foregoing, Blue Water assumes no obligation to arrange, attempt to arrange, or fund any proposed or hypothecated transaction nor shall it give any advice with regard to such proposed or hypothecated transaction. Blue Water’s sole function is to provide Stream Flow with the Services mentioned herein on a best efforts basis and Blue Water shall not act on Stream Flow’s behalf or in any other capacity.

All Parties hereby agree and fully acknowledge that Blue Water is retained solely to provide the Services described herein relating to the project that is associated with this Agreement.  Blue Water makes no representations , covenants, or warranties of any sort as to the results or outcome from the Services it provides to Stream Flow under this Agreement; and

F.

Release of Liability.  Stream Flow releases and forever discharges Blue Water of and from all, and all manner of, action and actions, cause and causes of actions, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands whatsoever, in law or equity, which Stream Flow ever had, now has, may have, or which any personal representative, successor, heir, or assign of Stream Flow, hereafter can, shall or may have, against Blue Water, for, upon or by reason of any fees paid, or any past affiliations, associations, agreements, contracts, or commissions, all of which may have been verbal or in writing, and which pertain to facilitation and asset verification and development services provided by Blue Water relating to Stream Flow’s project covered by this Agreement.

7.

Term and Termination.  This Agreement shall be binding and effective as of the date of execution and shall expire on the first of: (i) Blue Water completes the Services proscribed herein, or (ii) after mutual written notice is given and accepted by both Parties.  In either event the Fees paid to Blue Water in Section 5 hereinabove shall be non-refundable provided Blue Water was in the process of performing the Services.

8.

Hold Harmless . Stream Flow hereby agrees to hold harmless Blue Water, its partners, shareholders, directors, officers, employees, and agents from any and all suits, actions, proceedings at law or in equity, liabilities, claims (groundless or otherwise), costs, losses, damages, payments, deficiencies, judgments, settlements, penalties, fines, costs and legal and other expenses, including attorneys’ fees, arising from or related to the performance of this Agreement, specifically including any dispute, litigation, arbitration, or regulatory investigation or action in which Blue Water, its partners, shareholders, directors, officers, employees and agents may be named as a respondent, defendant, third-party defendant or third-party respondent, or any proceeding or matter where any they are required to respond to a subpoena, summons, or any other order or inquiry, whether through testimony, in writing, or by the production of documents or information, unless there has been a final and non-appealable adjudication by a court of competent jurisdiction that such claim, loss, damage, or

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cost was directly caused by the willful misconduct or gross negligence of Blue Water, without any contributory negligence by Stream Flow.

For its part, Blue Water hereby agrees to hold harmless Stream Flow, its partners, shareholders, directors, officers, employees, and agents from any and all suits, actions, proceedings at law or in equity, liabilities, claims (groundless or otherwise), costs, losses, damages, payments, deficiencies, judgments, settlements, penalties, fines, costs and legal and other expenses, including attorneys’ fees, arising from or related to the performance of this Agreement, specifically including any dispute, litigation, arbitration, or regulatory investigation or action in which Stream Flow, its partners, shareholders, directors, officers, employees, and agents may be named as a respondent, defendant, third-party defendant or third-party respondent, or any proceeding or matter where any they are required to respond to a subpoena, summons, or any other order or inquiry, whether through testimony, in writing, or by the production of documents or information, unless there has been a final and non-appealable adjudication by a court of competent jurisdiction that such claim, loss, damage, or cost was directly caused by the willful misconduct or gross negligence of Stream Flow, without any contributory negligence by Blue Water.

9.

Other Material Terms and Conditions.

A.

Entire Agreement. This Agreement together with all documents incorporated by reference herein, constitutes the entire and sole agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, understandings, or other matters, whether oral or written, with respect to the engagement hereof. No modification, recision, cancellation, amendment, or termination of this Agreement shall be effective unless it is in writing and signed by all parties to this Agreement.

B.

Conflict. In the event of any conflict, ambiguity, or inconsistency between this Agreement and any other document which may be annexed hereto, the terms of this Agreement shall govern.

C.

Assignments. Neither party shall assign or delegate its obligations under this Agreement without the prior written consent of the other party, however, once consent is received the benefits of this Agreement shall inure to the respective successors and assignees of the parties hereto and of the indemnified parties hereunder and their successors and assigns and representatives, and the obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon their respective successors and assigns.

D.

Notices. Any notice required or permitted to be given under this Agreement shall be in writing and served by hand delivery, commercial overnight courier or registered or certified U.S. Mail to the address stated below for both parties and shall be deemed duly given upon receipt, or if by registered or certified U.S. Mail three (3) business days following deposit in the U.S. Mail. The parties hereto may from time to time designate in writing other addresses expressly for the purpose of receipt of notice hereunder. The initial address for notice are:

Address for Blue Water Notice:

Address for Stream Flow Notice:

c/o The Mailbox #5241

16019 Raptor Ct.

P. O. Box 523882

Charlotte, NC  28278

Miami, FL  33152-3882

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E.

Severability. If any provision of this Agreement is declared invalid or unenforceable, such provision shall be deemed modified to the extent necessary and possible to render it valid and enforceable. In any event, the unenforceability or invalidity of any provision shall not affect any remaining provision of this Agreement, and this Agreement shall continue in full force and effect, and be construed and enforced, as if such provision had not been included, or had been modified as above provided, as the case may be.

F.

No Interpretation Against Drafter.  This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each party has been represented by experienced and knowledgeable legal counsel or had the opportunity to consult such counsel.  Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

G.

Governing Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the State of Florida , without reference to its conflicts of law principles. All disputes arising out of or under this Agreement shall be adjudicated exclusively within the courts located within Miami-Dade County, Florida and both parties hereby consent to such venue and exclusive jurisdiction of such courts, and waive any and all rights to proceed in any different forum.

H.

Paragraph Headings. The paragraph headings set forth in this Agreement are for the convenience of the parties, and in no way define, limit, or describe the scope or intent of this Agreement and are to be given no legal effect.

I.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that electronic and/or facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

J.

Injunctive Relief. Solely by virtue of their respective execution of this Agreement and in consideration for the mutual covenants of each other, Stream Flow and Blue Water hereby agree, consent and acknowledge that, in the event of a breach of any material term of this Agreement, the non-breaching party will be without adequate remedy-at-law and shall therefore, be entitled to immediately redress any material breach of this Agreement by temporary or permanent injunctive or mandatory relief obtained in an action or proceeding instituted in a competent court of jurisdiction without the necessity of proving damages and without prejudice to any other remedies which the non-breaching party may have at law or in equity. For the purposes of this Agreement, each party hereby agrees and consents that upon a material breach of this Agreement as aforesaid, in addition to any other legal and/or equitable remedies, the non-breaching party may present a conformed copy of this Agreement to the aforesaid courts and shall thereby be able to obtain an injunction enforcing this Agreement or barring, enjoining, or otherwise prohibiting the other party from circumventing the express written intent of the parties of this Agreement.

K.

Attorney’s Fees. In the event arbitration, litigation, action, suit, or other proceeding is instituted to remedy, prevent, or obtain relief from a breach of this Agreement, in relation to a breach of this Agreement or pertaining to a declaration of rights under this Agreement, the prevailing party will recover all such party’s actual attorneys’ fees and costs incurred in each and every such action, suit, or other proceeding, including any and all appeals or petitions therefrom. As used in

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this Agreement, actual attorneys’ fees will be deemed to be the full and actual cost of any legal services actually performed in connection with the matters involved, including those related to any appeal or the enforcement of any judgment calculated on the basis of the usual fee charged by attorneys performing such services.

IN WITNESS WHEREOF, the parties, by their duly authorized representative, have caused this Agreement to be executed on the 2nd day of December, 2013.

BLUE WATER GLOBAL GROUP, INC.

STREAM FLOW MEDIA, INC.

(BLUE WATER)

(STREAM FLOW)

/s/ J. Scott Sitra
J. Scott Sitra
President and CEO

/s/ Gregory Galanis
Gregory Galanis

President and CEO

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